Van Kampen New York Value Municipal Income Trust
                Item 77(o) 10f-3 Transactions
              October 1, 2001 - March 31, 2002


Security     Date    Shares     Total        Purchase  Broker
             of      Purchase   Issued       d
             Purcha  d                       By Fund
             se
NY           10/29/  1,750,00   420,190,000    0.42%   Lehman
Transitiona  01          0
l Fin.
Authority
Triborough   11/05/  1,300,00   1,125,720,00   0.12%   Bear
Bridge &     01          0           0                 Stearn
Tunnel                                                 s
Authority
NY State     03/06/  1,000,00   437,910,000   0.2284%  Bear
Thruway      02          0                             Stearn
Auth Hwy &                                             s
Bridge